Exhibit 10.01

Assignment and Assumption Agreement

Pursuant to paragraph 15 of the Employment Agreement (the “Employment Agreement”) between Walter Industries, Inc., a Delaware Corporation (“Walter”) and Mr. Gregory E. Hyland dated as of September 9, 2005, as amended, Walter hereby assigns to Mueller Water Products, Inc., a Delaware Corporation (“Mueller”), and Mueller hereby assumes, all of Walter’s rights and obligations under the Employment Agreement and under the Executive Change-In-Control Severance Agreement dated September 16, 2005 between Walter and Mr. Hyland; provided, however, that Walter shall retain the obligation to determine and pay Mr. Hyland’s incentive compensation payment for calendar year 2006 in accordance with the terms of the Walter Industries, Inc. Executive Incentive Plan.

Executed as of the close of business on this 14th day of December, 2006

WALTER INDUSTRIES, INC.		MUELLER WATER PRODUCTS, INC.

	/s/ Victor P. Patrick		/s/ Jennifer Thomas
By:	Victor P. Patrick	By:	Jennifer Thomas
Title:	Vice Chairman	Title:	Executive Vice President

Accepted and Agreed:

/s/ Gregory E. Hyland
Gregory E. Hyland